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                                    EXHIBIT B


                            JOINT FILING AGREEMENT


                  The undersigned hereby agree that Amendment No. 1 to the statement on Schedule 13D with respect to the shares of Common Stock of Northstar Health Services, Inc., dated February 6, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  February 6, 1997        THOMAS W. ZAUCHA



                               /s/ Thomas W. Zaucha
                               Thomas W. Zaucha



Date:  February 6, 1997        COMMONWEALTH ASSOCIATES, L.P.

                               By:  Commonwealth Associates Management
                                      Company, Inc., its general partner


                               By:  /s/ Basil Asciutto
                                   Name:  Basil Asciutto
                                   Title: Chief Operating Officer


                               By:  /s/ Joseph Wynne
                                   Name:  Joseph Wynne
                                   Title: Chief Financial Officer